CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-137197 on Form S-3 of our report dated March 1, 2006, relating to the consolidated financial statements and financial statement schedule of Interstate Power and Light Company, appearing in the Annual Report on Form 10-K of Interstate Power and Light Company for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
September 22, 2006